UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 9, 2022
(Date of earliest event reported)

ANAPTYSBIO, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37985	20-3828755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle, Suite 210,
San Diego, CA 92121
(Address of Principal Executive Offices, and Zip Code)

(858) 362-6295
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ANAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On September 9, 2022, AnaptysBio, Inc. (“AnaptysBio”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with a wholly-owned subsidiary of DRI Healthcare Trust (“DRI”) to monetize all of AnaptysBio’s future royalties on global net sales of Zejula under AnaptysBio’s Confidential Settlement and Modification Agreement (the “Settlement Agreement”), with Tesaro, Inc., Tesaro Development, Ltd., and GlaxoSmithKline LLC (collectively, “GSK”), dated as of October 23, 2020.
Pursuant to the Purchase Agreement, DRI paid to AnaptysBio $35 million in an upfront payment in exchange for all royalties payable by GSK to AnaptysBio under the Settlement Agreement on global net sales of Zejula starting in July 2022 (the “Purchased Royalty Interest”). Under the Settlement Agreement, the royalty is paid at a rate of 1%, but is subject to reduction due to royalties paid to third parties, with a minimum royalty rate payable under the Settlement Agreement of 0.5% of global net sales of Zejula. The current effective royalty rate is 0.5%.
Under the Purchase Agreement, AnaptysBio is entitled to receive an additional $10 million payment from DRI if Zejula is approved by the U.S. Food and Drug Administration (the “FDA”) for the treatment of endometrial cancer on or prior to December 31, 2025.
Under the Purchase Agreement, and in connection with its sale of the Purchased Royalty Interest, AnaptysBio has agreed to certain covenants with respect to the exercise of its rights under the Settlement Agreement, including with respect to AnaptysBio’s right to amend, assign and terminate the Settlement Agreement. The Purchase Agreement contains other customary terms and conditions, including representations and warranties, covenants and indemnification obligations in favor of each party.
The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Settlement Agreement. A copy of the Settlement Agreement is available as Exhibit 10.18 to AnaptysBio’s Annual Report on Form 10‑K for the year ended December 31, 2020. A copy of the Purchase Agreement will be filed as an exhibit to AnaptysBio’s Quarterly Report on Form 10‑Q for the quarterly period ending September 30, 2022. The Purchase Agreement will be filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about AnaptysBio, DRI or any of their respective subsidiaries or affiliates. The representations and warranties of the parties contained in the Purchase Agreement have been made solely for the benefit of the parties thereto.
Item 7.01. Regulation FD.
On September 12, 2022, AnaptysBio updated its corporate investor presentation, a full copy of which is attached hereto as Exhibit 99.1.
The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

99.1	AnaptysBio Corporate Overview September 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

Forward-Looking Statements
This filing contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the timing and potential amount of milestones and royalty payments to be received under the Settlement Agreement and benefits expected from the Purchase Agreement. Statements including words such as “may,” “will,” “to be,” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including the risk that Zejula may not be approved by the FDA for the treatment of endometrial cancer on or prior to December 31, 2025, or at all, and risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this report, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AnaptysBio, Inc.
Date: September 12, 2022	By:	/s/Eric Loumeau
Name: Eric Loumeau
Title: Chief Operating Officer and General Counsel